UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2026
LiveWire Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41511	87-4730333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(650) 447-8424
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	LVWR	New York Stock Exchange
Warrants to purchase common stock	LVWR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Executive Officer

On October 21, 2026, Karim Donnez resigned as Chief Executive Officer of LiveWire Group, Inc. (the “Company”), effective October 21, 2026.

Appointment of Directors

On October 22, 2026, the Board of Directors of the Company (the “Board”) appointed David Barse and Scott Nash (together, the “New Directors”) to the Board, effective October 22, 2026. Each New Director will serve until the Company's next annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier death, resignation, retirement, disqualification or removal. The Board determined that Mr. Barse is independent in accordance with the applicable New York Stock Exchange rules and disinterested for purposes of Section 144 of the Delaware General Corporation Law. In connection with his appointment, Mr. Barse was appointed to the Special Restructuring Committee (as defined below).

In connection with his appointment, Mr. Barse entered into a director agreement with the Company (the “Director Agreement”). Pursuant to the Director Agreement, Mr. Barse will receive a cash fee of $45,000 per month for so long as he serves on the Board, as well as a per diem cash fee of $7,500 in certain circumstances in connection with certain legal actions. Mr. Barse will not participate in the Company's Non-Employee Director Compensation Policy. Mr. Nash will not be entitled to receive any additional compensation for his service as a director of the Company because he currently serves as the General Manager of Quality for Harley-Davidson, Inc.

There are no arrangements or understandings between any New Director and any other persons pursuant to which such New Director was selected as a director, other than the Director Agreement and recognizing that Mr. Nash is an employee of Harley-Davidson, Inc. There are no transactions between the Company and any New Director that would require disclosure under Item 404(a) of Regulation S-K.

Special Restructuring Committee

On October 22, 2026, the Board formed a special restructuring committee of the Board (the “Special Restructuring Committee”) and delegated to it the authority to (i) review, evaluate and negotiate, and, if deemed advisable by the Special Restructuring Committee, to recommend to the Board the approval or rejection of any debt or equity or other financing, sale, restructuring, recapitalization, strategic transaction or other similar opportunity or transaction for the Company (each, a “Strategic Transaction”), (ii) determine whether a Strategic Transaction involves a matter in which any director may have an interest that conflicts with, or is different from or in addition to, the interests of the Company and its stockholders generally (a “Potential Conflict Matter”), and (iii) create the officer position of Chief Restructuring Officer of the Company, to appoint such person to, and delegate such power and authority to, such officer position, and to remove and replace any person appointed to such officer position. The Special Restructuring Committee has sole and exclusive authority, on behalf of the Company, to approve or reject any Potential Conflict Matter. The Board may not approve or recommend any Strategic Transaction that constitutes a Potential Conflict Matter without the prior favorable recommendation of the Special Restructuring Committee, and the Board retains the exclusive right to approve or reject any Strategic Transaction that does not constitute a Potential Conflict Matter. The members of the Special Restructuring Committee are William Cornog and David Barse.

Appointment of Chief Restructuring Officer

On October 25, 2026, the Special Restructuring Committee appointed Roy Gallagher, age 50, to serve as the Company's Chief Restructuring Officer (the “CRO”), effective October 25, 2026. Mr. Gallagher will report to, and take direction from, the Special Restructuring Committee and be the principal executive officer of the Company. Mr. Gallagher has served as the Senior Managing Director of Ankura Consulting Group, LLC (“Ankura”) since October 2016. Mr. Gallagher currently leads the Ankura Global Solutions business group and has over 25 years of experience in the global financial markets. Prior to joining Ankura, he spent over a decade of his career as an active investor in the leveraged loan and distressed debt markets with a primary focus on distressed debt investing.

The appointment of Mr. Gallagher as CRO is made pursuant to that certain engagement letter, dated as of October 25, 2026 (the “Engagement Letter”), by and between the Company and Ankura.

There are no family relationships between Mr. Gallagher and any of the Company's directors or executive officers. There are no transactions between the Company and Mr. Gallagher that would require disclosure under Item 404(a) of Regulation S-K. Mr. Gallagher will not receive any compensation directly from the Company. Instead, pursuant to the Engagement Letter, the Company agreed, among other things, to pay Ankura a monthly fee of $140,000 for the services of Mr. Gallagher, as well as hourly fees for any additional Ankura personnel and reimbursement of expenses, as set forth in the Engagement Letter.

Item 7.01	Regulation FD Disclosure.

Dissolution of Conflicts Committee

In connection with the formation of the Special Restructuring Committee, which is comprised solely of two disinterested directors, the Conflicts Committee of the Board (the “Conflicts Committee”) determined that the continued existence of the Conflicts Committee was no longer necessary and the Board dissolved the Conflicts Committee, effective October 22, 2026.

Earnings Release Date

The Company will release its third quarter financial results before market hours on Thursday, October 29, 2026. The Company will not hold a separate earnings call. Harley-Davidson, Inc. management will discuss the results of its LiveWire reportable segment during an audio webcast from 8-9 a.m. CT where discussion will be limited to its LiveWire reportable segment’s financial results. Harley-Davidson’s LiveWire reportable segment results as determined in accordance with U.S. GAAP may differ from the Company results on a standalone basis.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LiveWire Group, Inc.

Date: October 26, 2026	/s/ Jennifer Hoover
Jennifer Hoover
Head Accounting Officer